UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2016

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 14, 2016, Outerwall Inc. (the “Company”) issued a press release announcing, among other things, that its Board of Directors has initiated a process to explore strategic and financial alternatives to maximize shareholder value. The exploration of strategic and financial alternatives will not necessarily result in any transaction or particular action being pursued, entered into or consummated, or the timing of any transaction or action. The Company does not intend to disclose developments regarding the process unless and until the Board has approved a definitive course of action or the process is otherwise concluded. The Company’s press release further announced that the Board had declared an increase in the quarterly cash dividend on the Company’s outstanding common stock to $0.60 per share. The dividend is expected to be paid on June 21, 2016 to shareholders of record at the close of business on June 7, 2016.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Outerwall Inc., dated March 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

Date: March 14, 2016	By:	/s/ Galen C. Smith
Galen C. Smith Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Outerwall Inc., dated March 14, 2016.